Exhibit T3I

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Lano, Inc., (the “Corporation”), a corporation organized under the laws of the State of Delaware, by its Vice President does hereby certify:

1. That the Board of Directors of the Corporation by Unanimous Written Consent of the Board of Directors and the Sole Shareholder of the Corporation by Written Consent of the Sole Shareholder on May 27, 1999 passed resolutions declaring that the following changes and amendment in the Certificate of Incorporation be made.

RESOLVED, that Article One of said Certificate of Incorporation be amended to read as follows:

The name of the Corporation is SCG (China) Holding Corporation.

IN WITNESS THEREOF, this certificate has been signed by its Vice President and Assistant Secretary and its corporate seal affixed this 27th day of May 1999.

By:	/s/ Carl F. Koenemann
Carl F. Koenemann
Vice President

State of Illinois	)
) ss.
County of Cook	)

Signed and sworn (or affirmed) to before me on this 27th day of May 1999.

/s/ Laura C. Rasmussen
Notary Public

By:	/s/ Carol Forsyte
Carol Forsyte
Assistant Secretary

State of Illinois	)
) ss.
County of Cook	)

Signed and sworn (or affirmed) to before me on this 27th day of May 1999.

/s/ Laura C. Rasmussen
Notary Public

CERTIFICATE OF INCORPORATION

OF

LANO, INC.

FIRST:	The name of the corporation is Lano, Inc.

SECOND:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

THIRD:	The name of the corporation’s initial agent for service of process in the state of Delaware is: The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801

FOURTH:	The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) with $.01 par value.

FIVE:	The name and mailing address of the incorporator are as follows:

	Name:	Virginia Wilhite
	Mailing Address:	1303 East Algonquin Road
Schaumburg, IL 60196

I, THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 21st day of December, 1998.

/s/ Virginia Wilhite
Virginia Wilhite

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

Subscribed an sworn to before me this
21st day of December, 1998.

/s/ Margaret A. Hockenberry
Notary Public